Exhibit 1.2

4,255,000 Shares

(subject to increase up to 4,893,250 shares

in the event of an increase in the pro forma market

value of the Company’s Common Stock)

Beverly Financial, Inc.

(a Massachusetts corporation)

Common Stock

(par value $0.01 per share)

AGENCY AGREEMENT

[            ], 2014

SANDLER O’NEILL & PARTNERS, L.P.

919 Third Avenue, 6th Floor

New York, New York 10022

Ladies and Gentlemen:

Beverly Financial, Inc., a Massachusetts corporation (the “Company”), Beverly Financial, MHC, a Massachusetts mutual holding company (the “MHC”), and Beverly Bank, a Massachusetts cooperative bank in stock form (the “Bank”), hereby confirm their agreement with Sandler O’Neill & Partners, L.P. (“Sandler O’Neill” or the “Agent”) with respect to the offer and sale by the Company of up to 4,255,000 shares (subject to increase up to 4,893,250 shares in the event of an increase in the pro forma market value of the Company’s common stock) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The shares of Common Stock to be sold by the Company in the Offerings (as defined below) are hereinafter called the “Securities.” In addition, as described herein, the Company expects to contribute $250,000 in cash and 110,000 shares of Common Stock to the Beverly Bank Charitable Foundation, a non-stock, nonprofit Delaware corporation (the “Foundation”), such shares hereinafter being referred to as the “Foundation Shares.” The Securities and the Foundation Shares will be issued under the Direct Registration System and it is anticipated that no paper certificates will be issued.

The Securities are being offered for sale and the Foundation Shares are being contributed in accordance with the Beverly Financial, MHC Plan of Conversion from Mutual Holding Company to Stock Holding Company and Stock Issuance (the “Plan”) adopted by the Board of Trustees of the MHC pursuant to which the MHC intends to reorganize from the mutual holding company form of organization to the stock holding company form of organization. Following completion of the Conversion (as hereafter defined), the MHC will cease to exist, and the Company will own the Bank. Pursuant to the Plan, the Company will offer rights to subscribe for the Securities in a subscription offering (the “Subscription Offering”) to (1) depositors of the Bank with aggregate deposit account balances of at least $50.00 as of the close of business on December 31, 2012, (2) depositors of the Bank with aggregate deposit account balances of at least $50.00 as of the close of business on December 31, 2013, (3) the Bank’s tax-qualified employee benefit plans, including the employee stock ownership plan to be established in connection with the conversion (the “ESOP”) (collectively, the “Employee Plans”), and (4) employees, officers, trustees and corporators of the Bank and the MHC. To the extent Securities are not subscribed for in the Subscription Offering, such Securities may be offered to certain members of the general public and to other persons in a direct community offering (the “Community Offering”), with preference given first to natural persons residing in the cities and towns of Beverly, Salem, Peabody, Danvers, Wenham, Hamilton and Manchester, Massachusetts. The Community Offering and the Subscription Offering, as each may be extended or reopened from time to time, are herein referred to as the “Subscription and Community Offering,” may be commenced concurrently with, during or after, the Subscription Offering. The Bank and the Company currently anticipate that any Securities not subscribed for in the Subscription and Community Offering will be offered, subject to Section 2 hereof, in a syndicated community offering (the “Syndicated Community Offering”). The Subscription and Community Offering and the Syndicated Community Offering are hereinafter referred to collectively as the “Offerings” and the reorganization of the MHC, the formation of the Company and the Offerings are hereinafter referred to collectively as the “Conversion.” It is acknowledged that the number of Securities to be sold in the Offerings may be increased or decreased as described in the Prospectus. If the number of Securities is increased or decreased in accordance with the Plan, the term “Securities” shall mean such greater or lesser number, where applicable.

In connection with the Offerings and pursuant to the terms of the Plan as described in the Prospectus, the Bank will establish the Foundation. Immediately following the consummation of the Offerings, subject to compliance with certain conditions as may be imposed by regulatory authorities, the Company will make a contribution to the Foundation in an amount equal to $250,000 in cash and 110,000 newly issued shares of Common Stock.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-196509), including a related prospectus, for the registration of the Securities under the Securities Act of 1933, as amended (the “Securities Act”), has filed such amendments thereto, if any, and such amended prospectuses as may have been required to the date hereof by the Commission in order to declare such registration statement effective, and will file such additional amendments thereto and such amended prospectuses and prospectus supplements as may hereafter be required. Such registration statement (as amended to date, if applicable, and as from time to time amended or supplemented hereafter), and the prospectuses constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be a part thereof pursuant to the rules and regulations of the Commission under the Securities Act, as from time to time amended or supplemented pursuant to the Securities Act or otherwise (the “Securities

Act Regulations”)), are hereinafter referred to as the “Registration Statement” and the “Prospectus,” respectively, except that if any revised prospectus shall be used by the Company in connection with the Subscription and Community Offering or the Syndicated Community Offering which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) or (c) of the Securities Act Regulations), the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.

Concurrently with the execution of this Agreement, the Company is delivering to the Agent copies of the Prospectus to be used in the Subscription and Community Offering and, if necessary, will deliver copies of the Prospectus and a prospectus supplement for use in a Syndicated Community Offering. Such Prospectus contains information with respect to the Bank, the Company, the MHC and the Common Stock.

SECTION 1. REPRESENTATIONS AND WARRANTIES.

(a) The Company, the Bank and the MHC jointly and severally represent and warrant to the Agent as of the date hereof as follows:

(i) The Registration Statement has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Company, the MHC or the Bank, threatened by the Commission. At the time the Registration Statement became effective and at the Closing Time referred to in Section 2 hereof, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the date hereof does not and at the Closing Time referred to in Section 2 hereof will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information with respect to the Agent furnished to the Company in writing by the Agent expressly for use in the Registration Statement or Prospectus (the “Agent Information,” which the Company, the MHC and the Bank acknowledge appears only in the last sentence of the third paragraph on the cover of the Prospectus, the last sentence of the section “Summary—The Conversion and Offering—Market for Common Stock” in the Prospectus, the fourth sentence of the section “Market for Common Stock” in the Prospectus, and the third sentence of the section “Risk Factors—Risks Related to This Offering—There may be a limited trading market in our common stock, which would hinder your ability to sell our common stock and may lower the market price of the stock.” in the Prospectus).

(ii) At the time of filing the Registration Statement and at the date hereof, the Company was not, and is not, an ineligible issuer, as defined in Rule 405 of the Securities Act Regulations. At the time of the filing of the Registration Statement and at the time of the use of any issuer free writing prospectus, as defined in Rule 433(h) of the Securities Act

Regulations, the Company met the conditions required by Rules 164 and 433 of the Securities Act Regulations for the use of a free writing prospectus. If required to be filed, the Company has filed any issuer free writing prospectus related to the Securities at the time it is required to be filed under Rule 433 of the Securities Act Regulations and, if not required to be filed, will retain such issuer free writing prospectus in the Company’s records pursuant to Rule 433(g) of the Securities Act Regulations and if any issuer free writing prospectus is used after the date hereof in connection with the offering of the Securities, the Company will file or retain such issuer free writing prospectus as required by Rule 433 of the Securities Act Regulations.

(iii) As of the Applicable Time, none of the Issuer-Represented General Use Free Writing Prospectuses issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with Agent Information. As used in this paragraph and elsewhere in this Agreement:

“Applicable Time” means each and every date when a potential purchaser submitted a subscription or otherwise committed to purchase Securities, and the Closing Time as defined herein.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h) of the Securities Act Regulations, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Securities Act Regulations. The term does not include any writing exempted from the definition of prospectus pursuant to clause (a) or (b) of Section 2(a)(10) of the Securities Act.

“Issuer-Represented General Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors.

“Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Use Free Writing Prospectus. The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433 of the Securities Act Regulations, that is made available without restriction pursuant to Rule 433(d)(8)(ii) of the Securities Act Regulations or otherwise, even though not required to be filed with the Commission.

“Statutory Prospectus”, as of any time, means the most recent Prospectus that is included in the Registration Statement or filed pursuant to Rule 424 of the Securities Act Regulations immediately prior to the Applicable Time, including any document incorporated therein.

(iv) None of the Company, the MHC or the Bank will issue any Issuer-Represented Free Writing Prospectus prior to the completion of the Offerings other than press releases that will not include any more information therein than permitted by the provisions of Rule 134 of the Securities Act Regulations and are otherwise not deemed a free writing prospectus as defined in Rule 405 of the Securities Act Regulations. None of the Company, the MHC or the Bank will issue prior to completion of the Offerings any Issuer Represented Limited-Use Free Writing Prospectus without the prior written consent of the Agent, which shall not be unreasonably withheld. Each Issuer-Represented Free Writing Prospectus, as of its date of first use and at all subsequent times through the completion of the Offerings and the sale of the Securities or until any earlier date that the Company notified or notifies the Agent (as described in the next sentence), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement relating to the Securities, including any document incorporated by reference therein that has not been superseded or modified. If at any time following the date of first use of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the offered Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Agent so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agent specifically for use therein.

(v) The Company has filed with the Board of Governors of the Federal Reserve System (the “FRB”) (i) an application on Form FRY-3 for approval, pursuant to Section 3(a)(1) of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), for the Company to become a bank holding company with respect to the Bank and (ii) an application for approval of the Conversion pursuant to Commitments 1, 2 and 4 of the commitments previously made to the FRB by the MHC and the Bank (together, such applications, as amended to date, if applicable and as from time to time amended or supplemented hereafter, is hereinafter referred to as the “Holding Company Application”). The Company has received written notice, by letter dated [            ], 2014, from the FRB of its approval of the Holding Company Application, such approval remains in full force and effect and no order has been issued by the FRB suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company, the MHC or the Bank, threatened by the FRB. At the date of such approval and at the Closing Time referred to in Section 2, the Holding Company Application complied and will comply in all material respects with the applicable provisions of the BHC Act and the regulations promulgated thereunder (the “FRB Regulations”), and the Holding Company Application is truthful and accurate in all material respects.

(vi) In accordance with the Massachusetts General Laws and the rules and regulations governing the conversion of Massachusetts mutual holding companies to stock form (including, without limitation, Chapter 167H, Section 9 of the Massachusetts General Laws and Title 209, Chapter 33 of the Code of Massachusetts Regulations), as from time to time amended or supplemented (the “Massachusetts Regulations”), the MHC and the Bank have filed with the Massachusetts Division of Banks (the “Division”) an application for conversion and have filed such amendments thereto and supplementary materials as may have been required to the date hereof (such application, as amended to date, if applicable, and as amended, is hereinafter referred to as the “Massachusetts Conversion Application”), including copies of the MHC’s Notice and Information Statement for a special meeting of its corporators and a special meeting of its members/depositors (the “Information Statement”) and the Prospectus. The Division has, by order dated [            ], 2014, approved the Massachusetts Conversion Application, and such approval remains in full force and effect and no order has been issued by the Division suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company or the Bank, threatened by the Division. The Prospectus and Information Statement have been approved or cleared for use by the Division.

(vii) In accordance with the rules and regulations of the Federal Deposit Insurance Corporation (the “FDIC”) and Conditions 1 and 2 of the Order and Basis for Corporation Approval, dated September 15, 2003 (the “FDIC Regulations”, and together with the FRB Regulations and the Massachusetts Conversion Regulations, the “Conversion Regulations”), the Bank has filed with the FDIC a notice of conversion (such notice, as amended to date, if applicable, and as from time to time amended or supplemented hereafter, is hereinafter referred to as the “FDIC Conversion Notice” and together with the Massachusetts Conversion Application and the Holding Company Application, the “Conversion Applications”), including the Information Statement and the Prospectus. The FDIC has reviewed the FDIC Conversion Notice and has issued to the MHC and the Bank a letter of intent of non-objection dated [            ], 2014, and such letter of intent of non-objection remains in full force and effect and no order has been issued by the FDIC suspending or revoking such letter of intent of non-objection and no proceedings therefor have been initiated or, to the knowledge of the Company or the Bank, threatened by the FDIC.

(viii) The Plan has been duly adopted by the Board of Trustees of the MHC and such adoption has not since been rescinded or revoked. At the time of the approval of the Holding Company Application by the FRB, the Massachusetts Conversion Application, including the Prospectus and the Information Statement (including any amendment or supplement thereto), by the Division and the issuance of the letter of intent of non-objection by the FDIC with respect to the FDIC Conversion Notice and at all times subsequent thereto until the Closing Time referred to in Section 2, the Conversion Applications, including the Prospectus and the Information Statement (including any amendment or supplement thereto), complied and will comply in all material respects with applicable provisions of the Conversion Regulations and requirements of the FRB, the Division and the FDIC. The Conversion Applications are truthful and accurate in all material respects.

(ix) At the time of their use, the Information Statement and any other notice and informational materials with respect to the special meeting of corporators and the special meeting of depositors will comply in all material respects with the applicable provisions of the Conversion Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company, the MHC and the Bank will promptly file the Prospectus and any supplemental sales literature with the Division, the Commission and the FRB. The Prospectus and all supplemental sales literature, as of the date the Registration Statement became effective and at the Closing Time referred to in Section 2, complied and will comply in all material respects with the applicable requirements of the Conversion Regulations, and the Securities Act Regulations and, at or prior to the time of their first use, will have received all required authorizations of the Division, the Commission and the FRB (if any) for use in final form.

(x) None of the Division, the Commission, the FRB or any state securities (“Blue Sky”) authority has, by order or otherwise, prevented or suspended the use of the Information Statement, the Prospectus or any supplemental sales literature authorized by the Company, the MHC or the Bank for use in connection with the Offerings, and no action by or before any such governmental entity to prevent or suspend the use of the Information Statement, the Prospectus or any supplemental sales literature is pending, or to the best knowledge of the Company, the MHC or the Bank, threatened.

(xi) At the Closing Time referred to in Section 2, the Company, the Bank and the MHC will have completed the conditions precedent to the Conversion and the establishment of the Foundation in accordance with the Plan, the applicable Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company, the Bank or the MHC by the FRB or any other regulatory authority, other than those which the regulatory authority has waived or permits to be completed after the Conversion.

(xii) RP Financial, LC. (the “Appraiser”), which prepared the valuation of the Company as part of the Plan, has advised the Company, the MHC and the Bank in writing that it satisfies all requirements for an appraiser set forth in the Conversion Regulations and any interpretations or guidelines issued by the FRB or its staff with respect thereto.

(xiii) Shatswell, MacLeod & Company, P.C., which audited and reported on the consolidated financial statements and supporting schedules of the MHC and its subsidiaries included in the Registration Statement, have advised the Company, the MHC and the Bank in writing that such accountants are independent public accountants within the meaning of Rule 101 of the American Institute of Certified Public Accountants (the “AICPA”), that such accountants are registered with the Public Company Accounting Oversight Board (“PCAOB”), and that, with respect to the Company, the MHC and the Bank, such accountants are independent certified public accountants as required by the auditor independence requirements of the Securities Act, the Securities Act Regulations, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”).

(xiv) The direct subsidiaries of the MHC are the Bank, Beverly Cooperative Statutory Trust I and Beverly Cooperative Statutory Trust II. The Bank does not, directly or indirectly, control any other corporation, limited liability company, partnership, joint venture, association, trust or other business organization other than Beverly Security Corporation, 254 Cabot Street Corporation and Essex Properties, LLC. Upon completion of the Conversion, the direct subsidiaries of the Company will be the Bank, Beverly Cooperative Statutory Trust I and Beverly Cooperative Statutory Trust II.

(xv) The consolidated financial statements and the related schedules and notes thereto included in the Registration Statement and the General Disclosure Package, including the Prospectus, present fairly the financial position of the MHC and the Bank at the dates indicated and the results of operations, retained earnings, changes in surplus and cash flows for the periods specified, and comply as to form with the applicable accounting requirements of the Securities Act Regulations and the Conversion Regulations; except as otherwise stated in the Registration Statement and Prospectus, said financial statements have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis except as noted therein; and the supporting schedules and tables included in the Registration Statement and Prospectus present fairly the information required to be stated therein. The other financial, statistical and pro forma information and related notes included in the General Disclosure Package, including the Prospectus, present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been consistently applied on the basis described therein. The capitalization of the Company and the liabilities, assets, properties and business of the Company and the Bank conform in all material respects to the descriptions contained in the General Disclosure Package, including the Prospectus, and, neither the MHC, nor the Bank has any material liabilities of any kind, contingent or otherwise, except as disclosed in the Registration Statement or the General Disclosure Package, including the Prospectus.

(xvi) Since the respective dates as of which information is given in the Registration Statement and the General Disclosure Package, including the Prospectus, except as otherwise stated therein (A) there has been no material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the MHC and the Bank, considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), and (B) except for transactions specifically referred to or contemplated in the Registration Statement and Prospectus, there have been no transactions entered into by the Company, the MHC or the Bank, other than those in the ordinary course of business consistent with past practice, that are material with respect to the Company, the MHC and the Bank, considered as one enterprise.

(xvii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts, with corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement and the Prospectus, and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby; and the Company is duly qualified to transact business and is in good standing under the laws of the Commonwealth of Massachusetts. The Company is duly qualified to transact business in each other jurisdiction in which such qualification is required, except where the failure to so qualify would not have a Material Adverse Effect. The Company will be a registered bank holding company under the BHC Act.

(xviii) Upon consummation of the Conversion and the contribution of the Foundation Shares as described in the Prospectus, the issued and outstanding capital stock of the Company will be within the range as set forth in the Prospectus under “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus under “Capitalization”). The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, no par value per share. No shares of Common Stock or other capital stock of the Company have been or will be issued and outstanding prior to the Closing Time referred to in Section 2; at the Closing Time, the Securities will have been duly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and stated on the cover page of the Prospectus, will be duly and validly issued, fully paid and nonassessable; the terms and provisions of the Common Stock and the other capital stock of the Company conform to all statements relating thereto contained in the Prospectus; and the issuance of the Securities and the Foundation Shares is not subject to preemptive or other similar rights, except for subscription rights granted pursuant to the Plan in accordance with the Conversion Regulations or applicable Massachusetts law.

(xix) The Bank is a duly organized and validly existing Massachusetts-chartered cooperative bank in stock form, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; the Bank is validly existing under the laws of Massachusetts and is qualified as a foreign corporation in any jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

(xx) The Bank is a member in good standing of the Federal Home Loan Bank of Boston. The deposit accounts of the Bank are insured by the Deposit Insurance Fund of the FDIC up to the applicable limits. In addition, the deposit accounts of the Bank are insured by the Share Insurance Fund of the Massachusetts Co-Operative Central Bank for amounts in excess of federal deposit insurance coverage. Upon consummation of the Conversion, the liquidation account for the benefit of eligible account holders and supplemental eligible account holders of the Bank will be duly established in accordance with the requirements of the Plan and the Conversion Regulations.

(xxi) The MHC is a duly organized and validly existing Massachusetts-chartered mutual holding company, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; the activities of the MHC are permitted by the rules, regulations and practices of the Division and Massachusetts law; and the MHC is qualified as a foreign corporation in any jurisdiction in which the failure to so qualify would have a Material Adverse Effect. The MHC is a registered bank holding company under the BHC Act.

(xxii) The Company, the MHC and the Bank have obtained, or will obtain prior to the Closing Time, all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses or required for the conduct of their respective businesses as contemplated by the Holding Company Application, the Conversion Application and the Prospectus, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a Material Adverse Effect; all such licenses, permits and other governmental authorizations are in full force and effect and the Company, the MHC and the Bank are in all material respects in compliance therewith; none of the Company, the MHC or the Bank has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Effect;

(xxiii) The authorized capital stock of the Bank is 6,000,000 shares, par value $1.00 per share (“Bank Stock”); as of the Closing Time referred to in Section 2 hereof, all of the issued and outstanding capital stock of the Bank is duly authorized, validly issued, fully paid and nonassessable, has been issued in compliance with all federal and state securities laws and will be owned of record and beneficially by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; the issuance of the Bank Stock is not subject to preemptive or similar rights; and there are no other warrants, options or rights of any kind to acquire additional shares of Bank Stock.

(xxiv) The Foundation will not be a bank holding company under the BHC Act as a result of the issuance of shares of Common Stock to it in accordance with the terms of the Plan and in the amounts as described in the Prospectus; no approvals are required to establish the Foundation and to contribute the shares of Common Stock thereto as described in the Prospectus other than those imposed by the FRB or the Division; except as specifically disclosed in the Prospectus, there are no agreements and/or understandings, written or oral, between the Company, the MHC and the Bank on the one hand and the Foundation, on the other, with respect to the control, directly or indirectly, over the voting and the acquisition or disposition of the Foundation Shares; at the Closing Time, the Foundation Shares will have been duly authorized for issuance and, when issued and contributed by the Company pursuant to the Plan, will be duly and validly issued, fully paid and nonassessable; and the issuance of the Foundation Shares is not subject to preemptive or similar rights.

(xxv) The Company, the MHC and the Bank have taken all corporate action necessary for them to execute, deliver and perform this Agreement and the transactions contemplated hereby, and this Agreement has been duly executed and delivered by, and is the valid and binding agreement of, the Company, the MHC and the Bank, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws and the availability of equitable remedies.

(xxvi) Subsequent to the respective dates as of which the information is given in the Registration Statement and the General Disclosure Package, including the Prospectus, and prior to the Closing Time, except as otherwise may be indicated or contemplated therein or in this Agreement, none of the Company, the MHC or the Bank will have (A) issued any securities or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business consistent with past practice from the same or similar sources and in similar amounts as indicated in the Prospectus, or (B) entered into any transaction or series of transactions that are material in light of the business of the Company, the MHC and the Bank, considered as one enterprise, excluding the origination, purchase and sale of loans or the purchase or sale of investment securities or mortgage-backed securities in the ordinary course of business consistent with past practice.

(xxvii) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Securities and the Foundation Shares that has not been obtained and a copy of which has been delivered to the Agent, except as may be required under the “Blue Sky” or state securities laws of various jurisdictions.

(xxviii) None of the Company, the MHC or the Bank is in violation of its articles of organization or bylaws; and none of the Company, the MHC or the Bank is in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the MHC or the Bank is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the MHC or the Bank is subject, except for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(xxix) The consummation of the Conversion, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the MHC or the Bank pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the MHC or the Bank is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the MHC or the Bank is subject, except for such conflicts, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect nor will such action result in any violation of the provisions of the articles of organization or bylaws of the Company, the MHC or the Bank, or any applicable law, administrative regulation or administrative or court decree.

(xxx) No labor dispute with the employees of the Company, the MHC or the Bank exists or, to the knowledge of the Company, the MHC or the Bank, is imminent or threatened; and none of the Company, the MHC and the Bank are aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers or contractors that might be expected to have a Material Adverse Effect.

(xxxi) Each of the Company, the MHC and the Bank has good and marketable title to all of its properties and assets for which ownership is material to the business of the Company, the MHC or the Bank and to those properties and assets described in the General Disclosure Package, including the Prospectus, as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material in relation to the business of the Company, the MHC or the Bank, considered as one enterprise; and all of the leases and subleases material to the business of the Company, the MHC or the Bank under which the Company, the MHC or the Bank hold properties, including those described in the General Disclosure Package, including the Prospectus, are valid and binding agreements of the Company, the MHC or the Bank, in full force and effect, enforceable in accordance with their terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights or general principles of equity).

(xxxii) None of the Company, the MHC or the Bank is in violation of any order or directive from the Division, the FDIC, the FRB, the Commission or any Regulatory Agency (as defined below) to make any material change in the method of conducting its respective businesses; the Company, the MHC and the Bank have conducted and are conducting their business so as to comply in all material respects with all applicable statutes, regulations and administrative and court decrees (including, without limitation, all regulations, decisions, directives and orders of the FRB, the Division, the FDIC and the Commission). None of the Company, the MHC or the Bank is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency that currently restrict the conduct of their business or that in any manner relates to their capital adequacy, their credit policies, their management or their business (each, a “Regulatory Agreement”), nor has the Company, the MHC or the Bank been advised by any Regulatory Agency that it is considering issuing or requesting the issuance of any such Regulatory Agreement; and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company, the MHC or the Bank that is expected to have a Material Adverse Effect, or that might materially and adversely affect the properties or assets thereof or which might adversely affect the consummation of the Conversion or the performance of this Agreement. As used herein, the term “Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company, the MHC or the Bank.

(xxxiii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, the MHC or the Bank, threatened, against or affecting the Company, the MHC or the Bank which is required to be disclosed in the Registration Statement or the General Disclosure Package (other than as disclosed therein), or that might result in any Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof, or which might adversely affect the consummation of the Conversion, or the performance of this Agreement; all pending legal or governmental proceedings to which the Company, the MHC or the Bank is a party or of which any of its respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to their business, are considered in the aggregate not material.

(xxxiv) The Company, the MHC and the Bank have obtained opinions of its outside legal and tax counsel, Hogan Lovells US LLP, with respect to the legality of the Securities and the Foundation Shares to be issued and certain federal income tax consequences of the Conversion and the Plan, copies of which are filed as exhibits to the Registration Statement; all material aspects of the aforesaid tax opinion are accurately summarized in the Prospectus under “Material U.S. Income Tax Consequences,” the facts and representations upon which such opinions are based are truthful, accurate and complete in all material respects; and none of the Company, the MHC or the Bank has taken or will take any action inconsistent therewith.

(xxxv) The Company is not and, upon completion of the Conversion and the Offerings and sale of the Securities and the application of the net proceeds therefrom, will not be, required to be registered under the Investment Company Act of 1940, as amended.

(xxxvi) All of the loans represented as assets on the most recent consolidated financial statements or consolidated selected financial information of the MHC included in the General Disclosure Package, including the Prospectus, meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation Regulation Z, Regulation X and Regulation B and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a Material Adverse Effect.

(xxxvii) To the knowledge of the Company, the MHC and the Bank, with the exception of the intended loan to the ESOP by the Company to enable the ESOP to purchase up to 8.0% of the sum of the Securities sold in the Offerings and the Foundation Shares, none of the Company, the MHC or the Bank or their employees has made any payment of funds of the Company, the MHC or the Bank as a loan for the purchase of the Common Stock or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

(xxxviii) Each of the Company, the MHC and the Bank maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxxix) The Company, the MHC and the Bank are in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder. The Bank has established compliance programs and is in compliance in all material respects with the requirements of the USA Patriot Act and all applicable regulations promulgated thereunder. There is no charge, investigation, action, suit or proceeding before any court, regulatory authority or governmental agency or body pending or, to the knowledge of the Company, the MHC and the Bank, threatened regarding the Bank’s compliance with the USA Patriot Act or any regulations promulgated thereunder.

(xl) None of the Company, the MHC or the Bank, nor any properties owned or operated by the Company, the MHC or the Bank is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of the Company, the MHC or the Bank threatened, relating to the liability of any property owned or operated by the Company, the MHC or the Bank, under any Environmental Law, except for such actions, suits or proceedings, or demands, claims, notices or investigations that, individually or in the aggregate, would not have a Material Adverse Effect. For purposes of this subsection, the term “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (A) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (B) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

(xli) The Company, the MHC and the Bank have filed all material federal, state and local income and franchise tax returns required to be filed and have made timely payments of all material taxes shown as due and payable in respect of such returns, and no material deficiency has been asserted with respect thereto by any taxing authority. The Company, the MHC and the Bank have no knowledge of any tax deficiency which could be asserted against the Company, the MHC or the Bank.

(xlii) The Company has, or will have, received all approvals required to consummate the Offerings, and to have the Securities listed on the Nasdaq Capital Market effective as of the Closing Time referred to in Section 2 hereof.

(xliii) The Company has filed, or will file, a Form 8-A under Section 12(b) of the Exchange Act on or prior to the Closing Time.

(xliv) To the knowledge of the Company, except as disclosed to the Agent, there are no affiliations or associations (as such terms are defined by the Financial Industry Regulatory Authority (“FINRA”)) between any member of FINRA and any of the Company’s, the MHC’s or Bank’s officers or directors. None of the Company, the MHC or the Bank has: (A) issued any securities within the last 18 months (except for notes to evidence bank loans or other liabilities in the ordinary course of business or as described in the General Disclosure Package, including the Prospectus); (B) had any dealings with respect to sales of securities within the 12 months prior to the date hereof with any member of the FINRA, or any person related to or associated with such member, other than discussions and meetings relating to the Offerings and purchases and sales of U.S. government and agency and other securities in the ordinary course of business; or (C) engaged any intermediary between the Agent and the Company, the MHC and the Bank in connection with the Offerings, and no person is being compensated in any manner for such services.

(xlv) The Company, the MHC and the Bank each carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its respective business and the value for its respective properties as is customary for companies engaged in similar industries.

(xlvi) The Company, the MHC and the Bank have not relied on Agent or its counsel for any legal, tax or accounting advice in connection with the Conversion.

(xlvii) The records of eligible account holders, supplemental eligible account holders, and other depositors are accurate and complete in all material respects.

(xlviii) The Company, the MHC and the Bank are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company, the MHC or the Bank, respectively, would have any liability; each of the Company, the MHC and the Bank has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company, the MHC and the Bank would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(xlvii) There is no contract or document of the Company, the MHC or the Bank of a character required to be described in the Registration Statement or the General Disclosure Package, including the Prospectus, or required to be filed as an exhibit to the Registration Statement, the Holding Company Application or the Conversion Application that has not been described or filed as required.

(xlviii) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act), that (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, (B) will be evaluated for effectiveness as of a date within 90 days prior to the filing of the Company’s first annual or quarterly report filed with the Commission and (C) are effective in all material respects to perform the functions for which they were established. The Company’s accountants and the Audit Committee of the Board of Directors have been advised of: (x) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data and (y) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and such deficiencies or fraud have either been disclosed in the General Disclosure Package, including the Prospectus, or are not material to the Company and the Bank considered as one enterprise.

(xlix) As of the Closing Time, the Company will be in compliance with the applicable provisions of the Sarbanes-Oxley Act, the rules and regulations of the Commission thereunder, and the Nasdaq corporate governance rules applicable to the Company, and will use its best efforts to comply with those provisions of the Sarbanes-Oxley Act and the Nasdaq corporate governance rules that will become effective in the future upon their effectiveness.

(l) Except as described in the General Disclosure Package, including the Prospectus, there are no contractual encumbrances or contractual restrictions or regulatory restrictions on the ability (A) of the Company, the MHC or the Bank to pay dividends or to make any other distributions on the Company’s, the MHC’s or the Bank’s capital stock, as applicable, or (B) of the Company, the MHC or the Bank (x) to pay any indebtedness owed to the Company, the MHC or the Bank, (y) to make any loans or advances to, or investments in, the Company, the MHC or the Bank, or (z) to transfer any of its property or assets to the Company, the MHC or the Bank.

(b) Any certificate signed by any officer of the Company, the MHC or the Bank and delivered to either of the Agent or counsel for the Agent shall be deemed a representation and warranty by the Company, the MHC or the Bank to the Agent and, for purposes of the opinion to be delivered to the Agent pursuant to Section 5(b)(2) hereof, to the counsel for the Agent as to the matters covered thereby.

SECTION 2. APPOINTMENT OF SANDLER O’NEILL; SALE AND DELIVERY OF THE SECURITIES; CLOSING. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company, the MHC and the Bank hereby appoint Sandler O’Neill as their Agent to consult with and advise the Company, the MHC and the Bank and to assist the Company, the MHC and the Bank with the solicitation of subscriptions and purchase orders for Securities, in connection with the Company’s sale of Common Stock in the Offerings. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, Sandler O’Neill accepts such appointment and agrees to use its best efforts to assist the Company, the MHC and the Bank with the solicitation of subscriptions and purchase orders for Securities in accordance with this Agreement; provided, however, that the Agent shall not be obligated to take any action which is inconsistent with any applicable laws, regulations, decisions or orders. The services to be rendered by Sandler O’Neill pursuant to this appointment include the following: (i) consulting as to the financial and securities marketing implications of the Plan; (ii) reviewing with the Board of Directors or the Board of Trustees, as the case may be, of the Company, the MHC and the Bank the financial impact of the Offerings on the Company, the MHC and the Bank based on the Appraiser’s appraisal of the Common Stock; (iii) reviewing all offering documents, including the Prospectus, stock order forms and related offering materials (it being understood that preparation and filing of such documents is the sole responsibility of the Company and the Bank and their counsel); (iv) assisting in the design and implementation of a marketing strategy for the Offerings; (v) assisting management of the Company, the MHC and the Bank in scheduling and preparing for meetings with potential investors and other broker-dealers in connection with the Offerings; and (vi) providing such other general advice and assistance as may be requested to promote the successful completion of the Offerings.

The appointment of the Agent hereunder shall terminate upon the earliest to occur of (a) forty-five (45) days after the last day of the Subscription and Community Offering, unless the Company and the Agent agree in writing to extend such period and the FRB agrees to extend the period of time in which the Securities may be sold, (b) the receipt and acceptance of subscriptions and purchase orders for all of the Securities, or (c) the completion of the Syndicated Community Offering.

If any of the Securities remain available after the expiration of the Subscription and Community Offering, at the request of the Company and the Bank, Sandler O’Neill will seek to form a syndicate of registered brokers or dealers (“Selected Dealers”) to assist in the solicitation of purchase orders of such Securities on a best efforts basis. Sandler O’Neill will endeavor to limit the aggregate fees to be paid by the Company, the MHC and the Bank to an amount competitive with gross underwriting discounts charged at such time for underwritings of comparable amounts of stock sold at a comparable price per share in a similar market environment; provided, however, that the aggregate fees payable to Sandler O’Neill and Selected Dealers shall not exceed 5.5% of the aggregate dollar amount of the Securities sold in the Syndicated Community Offering. Sandler O’Neill will endeavor to distribute the Securities among the Selected Dealers in a fashion which best meets the distribution objective of the Company and the Bank, which may result in limiting the allocation of stock to certain Selected Dealers. It is understood that in no event shall Sandler O’Neill be obligated to act as a Selected Dealer or to take or purchase any Securities.

In the event the Company is unable to sell at least the total minimum of the Securities, as set forth on the cover page of the Prospectus, within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Securities the full amount which it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the others hereunder, except for the obligations of the Company, the MHC and the Bank as set forth in Sections 4, 6(a) and 7 hereof and the obligations of the Agent as provided in Sections 6(b) and 7 hereof. Appropriate arrangements for placing the funds received from subscriptions for Securities or other offers to purchase Securities in special interest-bearing accounts with the Bank until all Securities are sold and paid for were made prior to the commencement of the Subscription Offering, with provision for refund to the purchasers as set forth above, or for delivery to the Company if all Securities are sold.

If at least the total minimum of Securities, as set forth on the cover page of the Prospectus, are sold, the Company agrees to issue or have issued the Securities sold and to release for delivery direct registration statements for such Securities at the Closing Time against payment therefor by release of funds from the special interest-bearing accounts referred to above. The closing shall be held at the offices of Hogan Lovells US LLP, at 10:00 a.m., Eastern Standard Time, or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto. The Company shall notify the Agent by telephone, confirmed in writing, when funds shall have been received for all the Securities. Direct registration statements for Securities shall be delivered directly to the purchasers thereof in accordance with their directions. Notwithstanding the foregoing, direct registration statements for Securities purchased through Selected Dealers shall be made available to the Agent for inspection at least 48 hours prior to the Closing Time at such office as the Agent shall designate. The hour and date upon which the Company shall release for delivery all of the Securities, in accordance with the terms hereof, is herein called the “Closing Time.”

The Company will pay any stock issue and transfer taxes which may be payable with respect to the sale of the Securities.

In addition to the reimbursement of the expenses specified in Section 4 hereof, the Agent will receive the following compensation for its services hereunder:

(a)	one percent (1.00%) of the aggregate purchase price of the Securities sold in the Subscription and Community Offering, excluding in each case shares purchased by (i) any employee benefit plan or trust of the Company, the MHC or the Bank established for the benefit of its respective directors, officers and employees, (ii) any director, officer or employee of the Company, the MHC or the Bank or members of their immediate families (which term shall mean parents, grandparents, spouse, siblings, children and grandchildren), and (iii) the Foundation Shares; and

(b)	with respect to any Securities sold in the Syndicated Community Offering by Sandler O’Neill or any other FINRA member firm, the compensation payable to Selected Dealers and Sandler O’Neill shall be limited to an aggregate of five and one half percent (5.5%) of the purchase price of the Securities sold in the Syndicated Community Offering, excluding shares purchased by (i) any employee benefit plan or trust of the Company, the MHC or the Bank established for the benefit of its respective directors, officers and employees, (ii) any director, officer or employee of the Company, the MHC or the Bank or members of their immediate families, and (iii) the Foundation Shares.

If this Agreement is terminated by the Agent in accordance with the provisions of Section 9(a) hereof or the Conversion is terminated by the Company, no fee shall be payable by the Company to Sandler O’Neill; provided, however, that the Company shall reimburse the Agent for all of its reasonable documented out-of-pocket expenses incurred prior to termination, including the reasonable fees and disbursements of counsel for the Agent in accordance with the provisions of Section 4 hereof. In addition, the Company shall be obligated to pay the fees and expenses as contemplated by the provisions of Section 4 hereof in the event of any such termination.

All fees payable to the Agent hereunder shall be payable in immediately available funds at the Closing Time, or upon the termination of this Agreement, as the case may be. In recognition of the long lead times involved in the conversion process, the Bank has made an advance payment to the Agent in the amount of $30,000, which shall be credited against any fees or reimbursement of expenses payable hereunder. In the event that the advance payment exceeds the amount due in payment of fees and reimbursement of expenses hereunder, the excess shall be refunded to the Bank.

SECTION 3. COVENANTS OF THE COMPANY, THE MHC AND THE BANK. The Company, the MHC and the Bank covenant with the Agent as follows:

(a) The Company, the MHC and the Bank will prepare and file such amendments or supplements to the Registration Statement, the Prospectus, the Holding Company Application, the Conversion Application and the Information Statement as may hereafter be required by the Securities Act Regulations or the Conversion Regulations or as may hereafter be requested by the Agent. Following completion of the Subscription and Community Offering, in the event of a Syndicated Community Offering, the Company, the MHC and the Bank will (i) promptly prepare and file with the Commission a post-effective amendment to the Registration Statement relating to the results of the Subscription and Community Offering, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) if no such post-effective amendment is required, will, if required, file with the Commission a prospectus or prospectus supplement containing information relating to the results of the Subscription and Community Offering and pricing information pursuant to Rule 424 of the Securities Act Regulations, in either case in a form acceptable to the Agent. The Company, the MHC and the Bank will notify the Agent immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment of the Registration Statement, the filing of any supplement to the Prospectus and the filing of any amendment to the Plan or the Conversion Application, (ii) of the receipt of any comments from the Division, the FRB or the Commission with respect to the transactions contemplated by this Agreement or the Plan, (iii) of any request by the Division, the FRB or the Commission for any amendment to the Registration Statement, the Plan or the Conversion Application or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Division or the FRB of any order suspending the Offerings or the use of the Prospectus or the initiation of any proceedings for that purpose, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or suspending the use of the Prospectus or any Issuer-Represented Free Writing Prospectus or the initiation of any proceedings for that purpose, and (vi) of the receipt of any notice with respect to the suspension of any qualification of the Securities for offering or sale in any jurisdiction. The Company, the MHC and the Bank will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Agent so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with Agent Information.

(c) The Company represents and agrees that, unless it obtains the prior written consent of the Agent and the Agent represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations, or that would constitute a “free writing prospectus,” as defined in Rule 405 of the Securities Act Regulations, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing prospectus as an “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations, and has complied and will comply with the requirements of Rule 433 of the Securities Act Regulations applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that it will satisfy the conditions in Rule 433 of the Securities Act Regulations necessary to avoid a requirement to file with the Commission any electronic road show.

(d) The Company, the MHC and the Bank will give the Agent notice of its intention to file or prepare any amendment to the Plan, the Holding Company Application, the Conversion Application or Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use in connection with the Syndicated Community Offering that differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) or (c) of the Securities Act Regulations), will furnish the Agent with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Agent or counsel for the Agent may object.

(e) The Company, the MHC and the Bank will deliver to the Agent as many signed copies and as many conformed copies of the Holding Company Application, the Conversion Application and the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Agent may reasonably request, and from time to time such number of copies of the Prospectus as the Agent may reasonably request.

(f) During the period when the Prospectus is required to be delivered, the Company, the MHC and the Bank will comply, at their own expense, with all requirements imposed upon them by the Division, the FRB, the Conversion Regulations, as from time to time in force, and by the Nasdaq Capital Market, the Securities Act, the Securities Act Regulations, the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, including, without limitation, Regulation M under the Exchange Act, so far as necessary to permit the continuance of sales or dealing in shares of the Common Stock during such period in accordance with the provisions hereof and the Prospectus.

(g) If any event or circumstance shall occur as a result of which it is necessary, in the opinion of counsel for the Agent, to amend or supplement the Registration Statement or Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company, the MHC and the Bank will forthwith amend or supplement the Registration Statement or Prospectus (in form and substance satisfactory to counsel for the Agent) so that, as so amended or supplemented, the Registration Statement or Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company, the MHC and the Bank will furnish to the Agent a reasonable number of copies of such amendment or supplement. For the purpose of this subsection, the Company, the MHC and the Bank will each furnish such information with respect to itself as the Agent may from time to time reasonably request.

(h) The Company, the MHC and the Bank will take all necessary action, in cooperation with the Agent, to qualify the Securities for offering and sale under the applicable securities laws of such states of the United States and other jurisdictions as the Conversion Regulations may require and as the Agent and the Company have agreed; provided, however, that none of the Company, the MHC or the Bank shall be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company, the MHC and the Bank will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

(i) The Company authorizes Sandler O’Neill and any selected broker-dealer to act as agent of the Company in distributing the Prospectus to persons entitled to receive subscription rights and other persons to be offered Securities having record addresses in the states or jurisdictions set forth in a survey of the securities or “blue sky” laws of the various jurisdictions in which the Offerings will be made (the “Blue Sky Survey”).

(j) The Company will make generally available to its shareholders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the Securities Act Regulations) covering a twelve month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in Rule 158 of the Securities Act Regulations) of the Registration Statement that will satisfy the provisions of Section 11(a) of the Securities Act.

(k) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to its shareholders as soon as practicable after the end of each such fiscal year an annual report (including consolidated statements of financial condition and consolidated statements of income, changes in surplus and cash flows, certified by an independent registered public accounting firm) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and the Bank for such quarter in reasonable detail.

(l) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to the Agent (i) as soon as publicly available, a copy of each report or other document of the Company furnished generally to shareholders of the Company or furnished to or filed with the Commission under the Exchange Act or any national securities exchange or system on which any class of securities of the Company is listed, and (ii) from time to time, such other information concerning the Company as the Agent may reasonably request. For purposes of this paragraph, any document filed electronically with the Commission shall be deemed furnished to the Agent.

(m) The Company, the MHC and the Bank will conduct the Conversion, including the formation of the Foundation, in all material respects in accordance with the Plan, the Conversion Regulations and all other applicable regulations, decisions and orders, including all applicable terms, requirements and conditions precedent to the Conversion imposed upon the Company or the Bank by the FRB.

(n) The Company will promptly inform the Agent upon its receipt of service with respect to any material litigation or administrative action instituted with respect to the Offerings.

(o) The Company and the Bank will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(p) The Company will report the use of proceeds from the Offerings on its first periodic report filed with the Commission following the Closing Time pursuant to Sections 13(a) or 15(d) of the Exchange Act and on any subsequent periodic reports as may be required pursuant to Rule 463 of the Securities Act Regulations.

(q) The Company will maintain the effectiveness of the Exchange Act Registration Statement for not less than three years and will comply in all material respects with its filing obligations under the Exchange Act. The Company will use its best efforts to effect and maintain the listing of the Common Stock on the Nasdaq Capital Market for not less than three years and, once listed on the Nasdaq Capital Market, the Company will comply with all applicable corporate governance standards required by the Nasdaq Capital Market. The Company will file with the Nasdaq Capital Market all documents and notices required by the Nasdaq Capital Market of companies that have issued securities that are traded on the Nasdaq Capital Market.

(r) The Company, the MHC and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with FINRA Rule 5130 and all related rules.

(s) Other than in connection with any employee benefit plan or arrangement described in the Prospectus, the Company will not, without the prior written consent of the Agent, sell or issue, contract to sell or otherwise dispose of, any shares of Common Stock other than the Securities and the Foundation Shares for a period of 180 days following the Closing Time.

(t) Except as disclosed in the Prospectus, during the period beginning on the date hereof and ending on the later of the third anniversary of the Closing Time or the date on which the Agent receives full payment in satisfaction of any claim for indemnification or contribution to which it may be entitled pursuant to Sections 6 or 7 made prior to the third anniversary of the Closing Time, respectively, none of the Company, the MHC or the Bank shall, without the prior written consent of the Agent, take or permit to be taken any action that could result in the Bank Common Stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance.

(u) The Company, the MHC and the Bank will comply with the conditions imposed by or agreed to with the FRB in connection with its approval of the Holding Company Application and the Division in connection with its approval of the Conversion Application including the Plan.

(v) The Company shall not deliver the Securities until the Company, the MHC and the Bank have satisfied each condition set forth in Section 5 hereof, unless such condition is waived in writing by the Agent.

(w) The Company, the MHC and the Bank will furnish to Sandler O’Neill as early as practicable prior to the Closing Time, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Company which have been read by Shatswell, MacLeod & Company, P.C., as stated in their letters to be furnished pursuant to subsections (f) and (g) of Section 5 hereof.

(x) During the period in which the Prospectus is required to be delivered, each of the Company, the MHC and the Bank will conduct its business in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the Nasdaq Capital Market, the Division, the FRB and the FDIC.

(y) The Company, the MHC and the Bank will not amend the Plan in any manner that would affect the sale of the Securities or the terms of this Agreement without the prior written consent of the Agent.

(z) The Company, the MHC and the Bank will not, prior to the Closing Time, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business consistent with past practice, except as contemplated by the Prospectus.

(aa) The Company, the MHC and the Bank will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Agent specified in Section 5 hereof.

(bb) The Company and the Bank will provide the Agent with any information necessary to carry out the allocation of the Securities in the event of an oversubscription, and such information will be accurate and reliable in all material respects.

(cc) The Company, the MHC and the Bank will notify the Agent when funds have been received for the minimum number of Securities set forth in the Prospectus.

(dd) Prior to the Closing Time, the Company will cause the Foundation to be duly incorporated and validly existing under the laws of the State of Delaware. The Company and the Bank will cause the Foundation to timely file with the Internal Revenue Service a request to be recognized as an exempt organization under Section 501(c)(3) of the Internal Revenue Code and will not take any action which could result in the loss of such status by the Foundation.

SECTION 4. PAYMENT OF EXPENSES. The Company and the Bank jointly and severally agree to pay all expenses incident to the performance of their obligations under this Agreement, including but not limited to (i) the cost of obtaining all securities and bank regulatory approvals, including any required FINRA filing fees, (ii) the preparation, printing and filing of the Registration Statement, the Conversion Application and the Holding Company Application, each as originally filed and of each amendment thereto, (iii) the preparation, issuance and delivery of the certificates for the Securities to the purchasers in the Offerings, (iv) the fees and disbursements of the Company’s, the MHC’s and the Bank’s counsel, accountants, appraiser and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(h) hereof, including filing fees and the fees and disbursements of the Company’s, the MHC’s and the Bank’s counsel in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Agent (in such quantities as the Agent shall reasonably request) of copies of the Registration Statement as originally filed and of each amendment thereto and the printing and delivery of the Prospectus and any amendments or supplements thereto to the purchasers in the Offerings and the Agent (in such quantities as the Agent shall reasonably request), (vii) the printing and delivery to the Agent of copies of a Blue Sky Survey, (viii) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Capital Market, and (ix) the establishment and operational expense of the conversion center. In the event the Agent incurs any such fees and expenses on behalf of the Company, the MHC or the Bank, the Bank will reimburse the Agent for such fees and expenses whether or not the Conversion is consummated; provided, however, that the Agent shall not incur any substantial expenses on behalf of the Company, the MHC or the Bank pursuant to this Section without the prior approval of the Bank.

The Company, the MHC and the Bank jointly and severally agree to pay certain expenses incident to the performance of the Agent’s obligations under this Agreement, regardless of whether the Conversion is consummated, including (i) the filing fees paid or incurred by the Agent in connection with all filings with FINRA, and (ii) all reasonable documented out-of-pocket expenses incurred by the Agent relating to the Offerings, including without limitation, legal fees and expenses, document reproduction, advertising, promotional, syndication and travel expenses up to an aggregate of $100,000 if no syndicated offering is held and $115,000 if a syndicated offering is held. All fees and expenses to which the Agent is entitled to reimbursement under this paragraph of this Section 4 shall be due and payable upon receipt by the Company or the Bank of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Agent.

SECTION 5. CONDITIONS OF AGENT’S OBLIGATIONS. The Company, the MHC, the Bank and the Agent agree that the issuance and the sale of Securities and all obligations of the Agent hereunder are subject to the accuracy of the representations and warranties of the Company, the MHC and the Bank herein contained as of the date hereof and the Closing Time, to the accuracy of the statements of officers and directors of the Company, the MHC and the Bank made pursuant to the provisions hereof, to the performance by the Company, the MHC and the Bank of their obligations hereunder, and to the following further conditions:

(a) No stop order suspending the effectiveness of the Registration Statement, including any post-effective amendment thereto, shall have been issued under the Securities Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, no order suspending the Offerings or authorization for final use of the Prospectus, including any prospectus included in a post-effective amendment to the Registration Statement, shall have been issued or proceedings therefor initiated or, to the knowledge of the Company, threatened by the FRB, and no order suspending the sale of the Securities in any jurisdiction shall have been issued.

(b) At the Closing Time, the Agent shall have received:

(1) The favorable opinion, dated as of the Closing Time, of Hogan Lovells US LLP, counsel for the Company, the MHC and the Bank, in form and substance satisfactory to counsel for the Agent, set forth on Exhibit A hereto.

(2) The favorable opinion, dated as of the Closing Time, of Goodwin Procter LLP, counsel for the Agent, with respect to such matters as the Agent may reasonably require.

(3) In addition to giving their opinions required by subsections (b)(l) and (b)(2), respectively, of this Section, Hogan Lovells US LLP and Goodwin Procter LLP shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements, notes to financial statements, stock valuation information and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time it became effective, or that the General Disclosure Package as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements, notes to financial statements, stock valuation information and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time the Registration Statement became effective or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In giving their opinions, Hogan Lovells US LLP and Goodwin Procter LLP may rely as to matters of fact on certificates of officers and directors of the Company, the MHC and the Bank and certificates of public officials, and Goodwin Procter LLP may also rely on the opinion of Hogan Lovells US LLP.

(c) At the Closing Time referred to in Section 2, the Company, the MHC and the Bank shall have completed in all material respects the conditions precedent to the Conversion in accordance with the Plan, the applicable Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company or the Bank by the FRB, or any other regulatory authority other than those which the FRB or the Division permits to be completed after the Conversion.

(d) At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the General Disclosure Package, including the Prospectus, any material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the MHC and the Bank, considered as one enterprise, whether or not arising in the ordinary course of business consistent with past practice, and the Agent shall have received a certificate of the President and Chief Executive Officer of the Company, of the MHC and of the Bank and the Chief Financial Officer of the Company, of the MHC, and of the Bank, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) there shall have been no material transaction entered into by the Company, the MHC or the Bank from the latest date as of which the financial condition of the Company, the MHC or the Bank, as set forth in the Registration Statement and the General Disclosure Package, including the Prospectus, other than transactions referred to or contemplated therein and transactions in the ordinary course of business consistent with past practice, (iii) neither the Company nor the Bank shall have received from the FRB any order or direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which order or direction, if any, shall have been disclosed in writing to the Agent) or which materially and adversely would affect the business, financial condition, results of operations or prospects of the Company, the MHC or the Bank, (iv) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (v) each of the Company, the MHC and the Bank has complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time, (vi) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission, and (vii) no order suspending the Subscription and Community Offering or the Syndicated Community Offering or the authorization for final use of the Prospectus has been issued and no proceedings for that purpose have been initiated or, to their knowledge, threatened by the FRB and no person has sought to obtain regulatory or judicial review of the action of the Division in approving the Plan nor has any person sought to obtain regulatory or judicial review of the action of the FRB in approving the Holding Company Application.

(e) At the Closing Time, the Agent shall have received a certificate of the President and Chief Executive Officer of the Company, of the MHC and of the Bank and the Chief Financial Officer of the Company, of the MHC and of the Bank, dated as of the Closing Time, to the effect that (i) they have reviewed the contents of the Registration Statement and the General Disclosure Package, including the Prospectus; (ii) based on their knowledge, the Registration Statement and the General Disclosure Package, including the Prospectus, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements were made, not misleading; and (iii) based on their knowledge, the financial statements and other financial information included in the Registration Statement and the General Disclosure Package, including the Prospectus, fairly present the financial condition and results of operations of the MHC and the subsidiaries as of and for the dates and periods covered by the Registration Statement and the General Disclosure Package, including the Prospectus.

(f) At the time of the execution of this Agreement, the Agent shall have received from Shatswell, MacLeod & Company, P.C., a letter dated such date, in form and substance satisfactory to the Agent, to the effect that: (i) they are independent public accountants with respect to the MHC, the Company and the Bank within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants, the Securities Act and the Securities Act Regulations, they are registered with the PCAOB, and they are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act; (ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations; (iii) based upon limited procedures as agreed upon by the Agent and Shatswell, MacLeod & Company, P.C. set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited consolidated financial statements and supporting schedules of the MHC included in the Registration Statement and the General Disclosure Package, including the Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the General Disclosure Package, including the Prospectus, (B) the unaudited amounts of net interest income and net income set forth under “Selected Consolidated Financial and Other Data” in the Registration Statement and Prospectus do not agree with the amounts set forth in unaudited consolidated financial statements as of and for the dates and periods presented under such captions or such amounts were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement, (C) at a specified date not more than five days prior to the date of this Agreement, there has been any increase in the consolidated long-term or short-term debt of the MHC and the Bank or any decrease in consolidated total assets, the allowance for loan losses, total deposits or retained earnings of the MHC and the Bank, in each case as compared with the amounts shown in the consolidated statements of financial conditions included in the Registration Statement or, (D) during the period from [            ], 2014 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding fiscal year, in total interest income, net interest income, net interest income after provision for loan losses, income before income tax expense or net income of the MHC, except in all instances for increases or decreases which the Registration Statement and the General Disclosure Package, including the Prospectus, disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and the General Disclosure Package, including the Prospectus and which are specified by the Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the MHC and the Bank identified in such letter.

(g) At the Closing Time, the Agent shall have received from Shatswell, MacLeod & Company, P.C. a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than five days prior to the Closing Time.

(h) At the Closing Time, the Securities shall have been approved for trading on the Nasdaq Capital Market upon notice of issuance.

(i) At the Closing Time, the Agent shall have received a letter from the Appraiser, dated as of the Closing Time, confirming its appraisal.

(j) At the Closing Time, counsel for the Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities and the Foundation Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities and the Foundation Shares as herein contemplated shall be satisfactory in form and substance to the Agent and counsel for the Agent.

(k) At any time prior to the Closing Time, (i) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, is so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, and (ii) trading generally on either the New York Stock Exchange or the Nasdaq Stock Market shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, and a banking moratorium shall not have been declared by Federal, Massachusetts or New York authorities.

SECTION 6. INDEMNIFICATION.

(a) The Company, the MHC and the Bank, jointly and severally, agree to indemnify and hold harmless the Agent, each person, if any, who controls the Agent, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and its respective partners, directors, officers, employees and agents as follows:

(i) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, related to or arising out of the Offerings (including the establishment of the Foundation and the contribution of the Foundation Shares thereto by the Company) or any action taken by the Agent where acting as agent of the Company, the MHC or the Bank or otherwise as described in Section 2 hereof;

(ii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the General Disclosure Package, any Issuer-Represented Free Writing Prospectus or Issuer-Represented Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or the General Disclosure Package or any Issuer-Represented Free Writing Prospectus or Issued-Represented Limited Use Free Writing Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever described in clauses (i) or (ii) above, if such settlement is effected with the written consent of the Company, the MHC or the Bank, which consent shall not be unreasonably withheld; and

(iv) from and against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation, proceeding or inquiry by any governmental agency or body, commenced or threatened, or any claim pending or threatened whatsoever described in clause (i) or (ii) above, to the extent that any such expense is not paid under clause (i), (ii) or (iii) above;

provided, however, that the indemnification provided for in this paragraph (a) shall not apply to any loss, liability, claim, damage or expense to the extent (i) it arises out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or the General Disclosure Package or any Issuer-Represented Free Writing Prospectus or Issuer-Represented Limited Use Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading which was made in reliance upon and in conformity with the Agent Information, or (ii) is found in a final judgment by a court of competent jurisdiction to have resulted primarily from the Agent’s bad faith, willful misconduct or gross negligence.

(b) The Agent agrees to indemnify and hold harmless the Company and the Bank, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, of a material fact made in the Prospectus or the General Disclosure Package or any Issuer-Represented Free Writing Prospectus or Issuer-Represented Limited Use Free Writing Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with the Agent Information.

(c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to no more than one local counsel in each separate jurisdiction in which any action or proceeding is commenced) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d) The Company, the MHC and the Bank also agree that the Agent shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the MHC and its members, the Bank, the Company, its shareholders, or the Bank’s, the MHC’s or the Company’s creditors relating to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement, except to the extent that any loss, claim, damage or liability is found in a final judgment by a court of competent jurisdiction to have resulted primarily from the Agent’s bad faith, willful misconduct or gross negligence.

(e) In addition to, and without limiting, the provisions of Section (6)(a)(iv) hereof, in the event that the Agent, any person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or any of its partners, directors, officers, employees or agents is requested or required to appear as a witness or otherwise gives testimony in any action, proceeding, investigation or inquiry brought by or on behalf of or against the Company, the MHC, the Bank, the Agent or any of its respective affiliates or any participant in the transactions contemplated hereby in which the Agent or such person or agent is not named as a defendant, the Company, the MHC and the Bank, jointly and severally, agree to reimburse the Agent or such other person for all reasonable and necessary out-of-pocket expenses incurred by them in connection with preparing or appearing as a witness or otherwise giving testimony and to compensate the Agent and such other persons in an amount to be mutually agreed upon.

(f) Notwithstanding any other provision set forth in this Section 6, in no event shall any payments made by the Company, the MHC or the Bank pursuant to this Section 6 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder.

SECTION 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the MHC, the Bank, and the Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company, the MHC or the Bank and the Agent, as incurred, in such proportions (i) that the Agent is responsible for that portion represented by the percentage that the maximum aggregate marketing fees in the Offerings bears to the maximum aggregate gross proceeds in the Offerings and the Company, the MHC and the Bank are jointly and severally responsible for the balance or (ii) if, but only if, the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits to the Company, the MHC and the Bank on the one hand and the Agent on the other, as reflected in clause (i), but also the relative fault of the Company, the MHC and the Bank on the one hand and the Agent on the other, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Agent, and each director or trustee, as the case may be, of the Company, the MHC and the Bank, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company, the MHC or the Bank within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, the MHC and the Bank. Notwithstanding anything to the contrary set forth herein, to the extent permitted by applicable law, in no event shall the Agent be required to contribute an aggregate amount in excess of the aggregate marketing fees to which the Agent is entitled and actually paid pursuant to this Agreement.

SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company, the MHC or the Bank submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agent or any controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities and the issuance of the Foundation Shares.

SECTION 9. TERMINATION OF AGREEMENT.

(a) The Agent may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the MHC or the Bank, or the Company, the MHC and the Bank considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, (iii) if trading generally on the Nasdaq Stock Market or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, Massachusetts or New York authorities, (iv) if any condition specified in Section 5 shall not have been fulfilled when and as required to be fulfilled; (v) if there shall have been such material adverse changes in the condition or prospects of the Company or the Bank or the prospective market for the Company’s securities as in the Agent’s good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the Securities; (vi) if, in the Agent’s good faith opinion, the price for the Securities established by the Appraiser is not reasonable or equitable under then prevailing market conditions, or (vii) if the Conversion is not consummated on or prior to December 31, 2014.

(b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Sections 2 and 4 hereof relating to the reimbursement of expenses and except that the provisions of Sections 6 and 7 hereof shall survive any termination of this Agreement.

SECTION 10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to the Agent at 919 Third Avenue, 6th Floor, New York, New York 10022, attention of General Counsel, with a copy to Goodwin Procter LLP, 53 State Street, Boston, Massachusetts 02109, attention Samantha M. Kirby, Esq.; notices to the Company, the MHC and the Bank shall be directed to any of them at 254 Cabot Street, P.O. Box 498, Beverly, Massachusetts 01915, attention Michael R. Wheeler, President and Chief Executive Officer, with a copy to Hogan Lovells US LLP, 555 Thirteenth Street, NW, Washington, DC 20004, attention Richard A. Schaberg, Esq. and Gregory F. Parisi, Esq.

SECTION 11. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Agent, the Company, the MHC and the Bank and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, the Company, the MHC and the Bank and their respective successors and the controlling persons and partners and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Agent, the Company, the MHC and the Bank and their respective successors, and said controlling persons and partners and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

SECTION 12. ENTIRE AGREEMENT; AMENDMENT. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made, except for those sections of the engagement letter dated March 19, 2014, by and among the Agent and the MHC and the Bank, relating to the Agent’s providing record management services to the Company, the MHC and the Bank in connection with the Conversion, and the section entitled “Confidentiality” in the engagement letter dated March 19, 2014, by and among the Agent and the MHC and the Bank, relating to the Agent’s services as exclusive marketing agent in connection with the Offerings. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

SECTION 13. GOVERNING LAW AND TIME. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State without regard to the conflicts of laws provisions thereof. Unless otherwise noted, specified times of day refer to Eastern time.

SECTION 14. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

SECTION 15. HEADINGS. Sections headings are not to be considered part of this Agreement, are for convenience and reference only, and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.

[The next page is the signature page]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent on the one hand, and the Company, the MHC and the Bank on the other in accordance with its terms.

Very truly yours,

BEVERLY FINANCIAL, INC.

By:
Name:	Michael R. Wheeler
Title:	President and Chief Executive Officer

BEVERLY FINANCIAL, MHC

By:
Name:	Michael R. Wheeler
Title:	President and Chief Executive Officer

BEVERLY BANK

By:
Name:	Michael R. Wheeler
Title:	President and Chief Executive Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

SANDLER O’NEILL & PARTNERS, L.P.

By:	Sandler O’Neill & Partners Corp., the sole general partner

By:
Name:
Title:

[Signature Page to Agency Agreement]